UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2020

NI Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North Fargo, North Dakota
(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On November 11, 2020, Brian R. Doom, the Chief Financial Officer of NI Holdings, Inc. (the “Company”), notified the Company that he will retire from his position as Chief Financial Officer effective May 25, 2021, the date of the Company’s 2021 annual meeting of stockholders.

Appointment of Chief Financial Officer

On November 11, 2020, the Board of Directors of the Company appointed Seth Daggett to serve as Chief Financial Officer and Treasurer of the Company, effective as of May 25, 2021. Mr. Daggett has served as the Company’s Executive Vice President of Strategy since 2019.

Mr. Daggett, age 42, joined the Company in September 2019 and has over 15 years of experience in the property/casualty insurance industry. Prior to joining the Company, Mr. Daggett was the VP of Accounting at RAM Mutual Insurance Company from May 2015 to August 2018, and chief financial officer and treasurer from August 2018 to August 2019. Mr. Daggett began his career as an external auditor at Deloitte, and joined Travelers Companies, Inc. in 2004 where he served as senior director of finance from 2008 to 2015. Mr. Daggett graduated from the University of North Dakota with bachelor's degrees in financial management and accounting, and is a certified public accountant. Mr. Daggett has the CPCU and ARe designations from the American Institute of Chartered Property Casualty Underwriters and the Insurance Institute of American, and served as a board member of the Minnesota Workers' Compensation Insurers Association from 2017 to 2019.

Appointment of Chief Accounting Officer

On November 11, 2020, the Board of Directors of the Company appointed Timothy J. Milius to serve as Chief Accounting Officer and Secretary of the Company, effective as of May 25, 2021. Mr. Milius has served as the Company’s Vice President of Finance since 2017.

Mr. Milius, age 56, has over 33 years of insurance industry experience including financial reporting, financial operations, and project management. Prior to joining the Company in March 2017, he held several financial management positions with United Health Group from 1987 to 1999 and Assurant Health from 1999 to 2016. He currently manages all public company financial reporting for NI Holdings, Inc. Mr. Milius earned Bachelor of Business Administration degrees in accounting and management information systems from the University of Wisconsin – Milwaukee, and has been a certified public accountant since 1993.

Item 7.01.	Regulation FD Disclosure.

On November 13, 2020, the Company issued a press release announcing Mr. Doom’s retirement and the appointment of Mr. Daggett as Chief Financial Officer and Mr. Milius as Chief Accounting Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 13, 2020.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: November 13, 2020	By:	/s/ Michael J. Alexander
Michael J. Alexander
President and Chief Executive Officer